
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         MAR-31-2000
<CASH>                                               523,352
<SECURITIES>                                         2,332,268
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       21,702,984<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           21,406,997
<TOTAL-LIABILITY-AND-EQUITY>                         21,702,984<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     235,508<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     665,462<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (3,006,310)<F5>
<EPS-BASIC>                                        (43.18)
<EPS-DILUTED>                                        000

<F1>Included in Total assets: Investments in Local Limited Partnerships of
$18,818,290 and Other assets of $29,074
<F2>Included  in Total  liabilities  and equity:  Deferred  revenue of $131,198,
Accounts payable to affiliates of $121,184 and Accounts payable and accrued expenses of $43,605 <F3>Included in Total revenue: Investment of $156,312 and Other revenue of $79,196 <F4>Included in Other expenses: General and administrative of $219,794, Asset management fees of $247,331, Provision for valuation of investment in Local Limited Partnership of $174,739 and Amortization of $23,598 <F5>Included in Net Loss: Equity in losses of Local
Limited   Partnerships  of  $(2,576,356)

